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                                                                  EXHIBIT 10 (n)

                                KN ENERGY, INC.
                NONQUALIFIED RETIREMENT INCOME RESTORATION PLAN

                           SUMMARY OF PLAN PROVISIONS



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Purpose                                    To restore retirement income benefits, through a nonqualified plan, that have been reduced due to Internal Revenue Section 415 limits that cap the benefits permitted under a qualified pension plan and Internal Revenue Code Section
                                           401(a)17 that caps compensation that may be considered in determining benefits.

Eligible Executives                        Any executive who is vested in the KN Energy Pension Plan and is affected by either the Section 415 or the Section 401(a)17 limits will automatically be a
                                           Participant in this Plan.

Benefits                                   A Participant shall receive a benefit equal to the difference between (i) what he would have received pursuant to the KN Energy Pension Plan at the time benefits are received thereunder if there were no limitations in benefits due to Internal Revenue Code Sections 415 and 401(a)17 and (ii) what he actually receives pursuant to the KN Energy Pension Plan because of such limitations.

Distribution of Benefits                   Benefits shall be distributed at the time and in the form that has been selected by the Participant to be received under the KN Energy Pension Plan.

Death                                      In the event of the Participant's death before retirement, benefits shall be distributed to the Participants' spouse in the same manner and amounts as though such benefits had been covered by the Pension Plan.

Change in Control                          In the event of a "change in control," the value of the Participant's vested benefits will be distributed within 30 days of such change in control, less applicable withholding taxes.

Contractual Right Only                     Any benefits under this Plan will create a contractual right only, and benefits will be subject to the claims of creditors of KN.
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Social Security and                        The additional benefits that accrue each year under this
Medicare Taxes                             Plan are subject to Social Security and Medicare taxes.  There is no compensation limit on Medicare taxes so withholding and KN matching tax payments will be an issue.  The IRS is to provide regulations for determining the value of additional accrued benefits and withholding thereon by early
                                           1995.  At a minimum, withholding and payment of payroll taxes will be required annually.

Plan Administration                        The Plan will be administered by the Compensation Committee of KN.
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